EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



                              RACHLIN COHEN & HOLTZ
                             Accountants * Advisors



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Newport International Group, Inc. our report dated April 22, 2003, except for Note 5, as to which the date is May 13, 2003, which report contained a modification with respect to going concern, relating to the financial statements which appear in the Annual Report on Form 10-KSB of Newport International Group, Inc. for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



                                       /s/ RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
July 29, 2004